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                                                                      Exhibit 11
                   SCIENTIFIC-ATLANTA, INC., AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                                                Three Months Ended
                                                                        ------------------------------------
                                                                        September 29,          September 30,
                                                                             1995                   1994
                                                                        -------------          -------------
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                                                   77,019                  75,580
    Add - Additional shares of common stock assumed
    issued upon exercise of options using the "treasury stock"
    method as it applies to the computation of primary
    earnings per share                                                         1,625                   2,330
                                                                         -----------               ---------

NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                                               78,644                  77,910
    Add - Additional shares of common stock assumed
    issued upon exercise of options using the "treasury
    stock" method as it applies to the computation of
    fully diluted earnings per share                                              --                      68
                                                                         -----------               ---------

NUMBER OF SHARES OUTSTANDING
  ASSUMING FULL DILUTION                                                      78,644                  77,978
                                                                         ===========               =========

NET EARNINGS (LOSS) FOR PRIMARY
  AND FULLY DILUTED COMPUTATION
       Continuing Operations                                            $      4,086              $   12,013
       Discontinued Operations                                               (13,210)                     96
                                                                         -----------               ---------
       Net Earnings (Loss)                                              $     (9,124)             $   12,109
                                                                         ===========               =========

EARNINGS (LOSS) PER COMMON SHARE
  AND COMMON EQUIVALENT SHARE
    PRIMARY
       Continuing Operations                                            $       0.05              $     0.16
       Discontinued Operations                                                 (0.17)                     --
                                                                         -----------               ---------
       Net Earnings (Loss)                                              $      (0.12)             $     0.16
                                                                         ===========               =========
    FULLY DILUTED
       Continuing Operations                                            $       0.05              $     0.16
       Discontinued Operations                                                 (0.17)                     --
                                                                         -----------               ---------
       Net Earnings (Loss)                                              $      (0.12)             $     0.16
                                                                         ===========               =========




Note: In the three months ended September 29, 1995 the dilutive effect of equivalent shares derived from stock options was less than 3 percent and therefore, the equivalent shares were not included in the computation of earnings per share.




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